                                                              Exhibit 99.1(a)(5)


               NOTICE OF CHANGE IN ELECTION FROM ACCEPT TO REJECT

         If you previously elected to accept the offer by Loral Space & Communications Ltd. and Loral SpaceCom Corporation to exchange stock options of Loral SpaceCom Corporation, and you would like to change your election and reject this offer in whole or in part, you must sign this Notice of Change in Election and return it, with a copy of Schedule I to this Notice of Change of Election, indicating which option grants you elect to reject, to Loral Space & Communications Ltd., c/o Loral SpaceCom Corporation, 600 Third Avenue, New York, New York 10016, Attn: Patricia Rodenburg, facsimile: (212) 338-5690, before 11:59 p.m., New York City time, on March 6, 2003, unless the offer is extended. Delivery of a Notice of Change in Election by e-mail will not be accepted. If you elect to withdraw any of your eligible options granted on a specific date, you must withdraw all of your eligible options granted on that date. If you have questions, please contact Jeanette Clonan or John McCarthy at the address above or by telephone: (212) 338-5670.

To Loral Space & Communications Ltd.:

         I previously received a copy of the Offer to Exchange (dated February 5, 2003) and letter of transmittal (the "Letter of Transmittal"). I signed and returned the Letter of Transmittal, in which I elected to accept Loral's offer to exchange some or all of my options having an exercise price of $2.00 or more issued pursuant to Loral's 2000 or 1996 Stock Option Plans (the "Eligible Options"). I now wish to change that election and reject your offer to exchange certain Eligible Options. I understand that by signing this Notice of Change in Election and delivering it to Loral Space & Communications Ltd., c/o Loral SpaceCom Corporation, 600 Third Avenue, New York, New York 10016, facsimile:
(212) 338-5690, before 11:59 p.m., New York City time, on March 6, 2003, or if Loral extends the deadline to exchange options, before the expiration of the extended offer, I am withdrawing my acceptance of the offer and rejecting the offer to exchange certain Eligible Options as I have indicated on Schedule I (the "Rejected Options"). IF I HAVE SIGNED AND DELIVERED THIS NOTICE OF CHANGE IN ELECTION, BUT NOT FILLED OUT SCHEDULE I TO THIS NOTICE OF CHANGE IN ELECTION, I UNDERSTAND THAT I WILL HAVE BEEN DEEMED TO HAVE WITHDRAWN ALL OF MY ELIGIBLE OPTIONS PREVIOUSLY TENDERED. I have read and understand all of the terms and conditions of the Offer to Exchange.

         I understand that by signing and delivering the Notice of Change in Election, I am declining to participate in the offer to exchange with regard to the Rejected Options and I will not recover any new options with respect to such Rejected Options in connection with the offer to exchange. I have elected instead to retain all of the Rejected Options, the terms of which will continue to be governed by the stock option plans under which they were granted and the existing option agreements between Loral and me.

         I have completed and signed the following exactly as my name appears on my original Letter of Transmittal.

SIGNATURE OF OWNER

X
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(Signature of Holder or Authorized Signatory)

Date:
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Print Name:

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Capacity:

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Address:

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Daytime Telephone No. (with area code):

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Tax ID/Social Security No.:

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Loral Division employed:

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                   SCHEDULE I TO NOTICE OF CHANGE OF ELECTION
                              FROM ACCEPT TO REJECT

Name:

      --------------------------

Loral Division Employed:
                        ---------------------

[ ] By checking this box, I am withdrawing ALL of my previously tendered options.

NOTE: If you have checked the box above you do not need to complete the remainder of this Schedule I.

[ ] By checking this box, I am only withdrawing certain of my previously tendered options as specified on the chart below.

DATE OF OPTION GRANT               PRICE OF OPTION GRANT           NUMBER OF SHARES UNDERLYING OPTION GRANT*




























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* Note: If you elect to withdraw any of your eligible options granted on a specific date, you must withdraw all of your eligible options granted on that date.